Exhibit 10.164

COMMERCIAL LEASE AGREEMENT

THIS COMMERCIAL LEASE AGREEMENT (hereinafter referred to as the “Lease”) made and entered into on December 1, 2025 by and between Horeb Legacy Investments LLC, a Florida limited liability company (hereinafter referred to as the “Landlord”), and La Rosa Realty Kissimmee, a Florida corporation (hereinafter referred to as the “Tenant”)

WITNESSETH:

In consideration of the rents, covenants and agreements herein, Landlord does hereby lease to Tenant and Tenant hereby leases from Landlord upon terms, provisions and conditions herein, the real property hereinafter described.

ARTICLE I

DESCRIPTION OF PROPERTY, TERMS, AND USE

1.1 Description of Property. Landlord leases to Tenant a 2,450.00 square foot space, hereinafter referred to as the (“Leased Premises”), as shown on the plan attached hereto as Exhibit “A” and incorporated by reference: located within the building known as as 3040 Loopdale Lane, Kissimmee, FL 34741, Parcel #05-25-29-1597-0001-0027, together with the shared improvements located thereon (hereinafter referred to as the “Common Areas”) situated in Osceola County, Florida, more particularly described as follows (hereinafter referred to as “Land”):

A portion of Lot 1 Loop Medical and Professional Park, as recorded in Plat Book 27 at Pages 96-97 of the Public Records of Osceola County, Florida, being a portion of Section 5, Township 25 South, Range 29 East, Osceola County, Florida, being more particularly described as follows:

Commencing at the most northeasterly corner of said Lot 1, said point being on the westerly right of way line of Ball Park Road, as shown on the Plat of Osceola Village, according to the plat thereof, recorded in Plat Book 21, Pages 17-18, Public Records of Osceola County, Florida; thence go S89°59’25”W along the north line of said Lot 1, a distance of 126.63 feet; thence departing said north line of Lot 1 go S26°25’46”E, a distance of 173.85 feet to the Point of Beginning; thence continue S26°25’46”W, a distance of 73.67 feet; thence N63°34’14”E, a distance of 53.00 feet to the Point of Beginning.

1.2 Condition of Leased Premises. Tenant accepts the Leased Premises in its “As Is, Where Is” condition. Tenant acknowledges that Landlord has not made any representations or warranties with respect to the condition of the Leased Premises and neither Landlord nor any assignee of Landlord shall be liable for any latent or patent defect(s) therein. Tenant has inspected the Property and is familiar and satisfied with its present condition. The taking of possession of the Property by Tenant shall be conclusive evidence that the Property was in good and satisfactory condition at the time such possession was taken.

1.3 Term. Tenant is to have the Leased Premises herein described, subject to the terms and conditions hereof for a term of Twelve (12) months (the “Term”), commencing on December 1, 2025, (the “Commencement Date”) and ending on November 30, 2026 unless earlier terminated by Landlord in accordance with the provisions hereof.

1.5. Use. The Leased Premises shall be used and occupied by Tenant for the operation of Real Estate services, and Property Management Business (the “Business”) and no other purposes unless othe1wise authorized in writing by Landlord, to the extent such operation is authorized under governmental laws, ordinances, and regulations.

1.5.1. Prohibited Use. The tenant is only allowed to engage in Real Estate related se1vices, such as real estate sales, leasing or property management. No repair or se1vicing of any motorized vehicle, equipment or machine1y shall be allowed in the Leased Premises, in any parking or loading areas, roadways or se1vice areas within the complex. No vehicle abandoned or disabled or in a state of non-operation or disrepair shall be left upon the property of the Landlord, and Tenant shall enforce this restriction against Tenant’s employees, agents, visitors, licensees, invitees, contractors and customers. Should Landlord determine that a violation of this restriction has occurred, Landlord shall have the right to cause the offending vehicle, equipment, trailer or machine1y to be removed from Landlord’s property, and all costs of such removal shall be the obligation of the Tenant responsible for such vehicle under the terms of the lease and shall be reimbursed to the Landlord by Tenant within ten (10) days of written notice to Tenant

Tenant covenants to comply with the provisions of all recorded covenants, conditions and restrictions and all building, zoning, fire and other governmental laws, ordinances and regulations, rules applicable to the Leased Premises and all requirements of the carriers of insurance covering the Leased Premises. Tenant shall not do or permit anything to be done in or about the Leased Premises or bring or keep anything on the Leased Premises that may increase any insurance premium upon the Leased Premises; that may injure the Leased Premises; that may constitute waste; or that may be a nuisance, public or private, or, without limiting the generality of the foregoing, Tenant shall not allow said Leased Premises to be used for any improper, immoral, unlawful or objectionable purpose; provided that the ordinary operation of the Business shall not, alone, constitute a violation of the foregoing. Tenant agrees that it has determined to Tenant’s satisfaction that the Leased Premises can be used for the purpose for which it is leased and waives any right to terminate this Lease in the event the Leased Premises cannot be used for such purpose.

1.6. Compliance with Condominium Association Rules. The Leased Property consists of a Condominium Unit in the Loop Medical & Professional Park (the “Condominium”). Tenant’s right to use and occupy the Leased Premises shall be subject and subordinate in all respects to the provisions of the Condominium Bylaws, the Condominium association’s Rules and Regulations, and any other document referred to those documents that affect the rights and obligations of an owner or occupant in the Condominium (collectively, the “Condominium Documents”). Failure by Tenant, or any person on the Leased Premises or Condominium as a result of Tenant’s occupancy, to comply with the provisions of the Condominium Documents shall constitute a material breach of the Lease.

ARTICLE II

RENT AND SECURITY DEPOSIT

2.1 Rent. Tenant shall pay to Landlord as Rent during the Term of the Lease payable in advance and without notice in monthly installments of Six Thousand and Nine Hundred Fifty-1\vo Dollars and 67/100 ($6,952.67) (the “Base Rent”) together with additional rent charges listed in Sections 2.2, 2.4, and 2.5, beginning on the Commencement Date until November 30, 2023. Commencing on December 1, 2023, the monthly Base Rent installments shall increase by Three Percent (3%) for each additional 12-month period thereafter without notice or demand and without any deduction, off-set or abatement to the Landlord at the address stated herein for notice or to such other persons or such other places as the Landlord may designate to Tenant in writing. All payments are to be made to Landlord via check or such other manner that Landlord may from time to time designate in writing. Tenants shall make the monthly installment payments of rent on the first day of each and eve1y month during the term of this Lease beginning on the Commencement Date. Should the Lease commence on a day other than the first day of a month or end on a day other than the last day of a month, then the rent shall be appropriately prorated.

2.2. Late Charge. If the Tenant defaults in the payment of rent and the rent remains unpaid for five (5) calendar days after it becomes due, the Tenant shall pay to Landlord a late charge of Three Hundred and 00/100 Dollars ($300.00), in addition to the monthly rental payment, to compensate for the extra expense of handling late payments. An additional fee of $20.00 per day shall be assessed for each additional day Rent is late, until Rent is paid in full. Additionally, any Rent (including any Additional Rent) due to Landlord that is not paid when due shall bear interest, from the date due, at a rate of eighteen percent (18%) per annum. All late fees and interest shall be deemed additional rent payable by Tenant.

2.3. Security Deposit. Concurrent with Tenant’s execution of this Lease, Tenant shall deposit with the Landlord a security deposit (the “Security Deposit”) in the amount of Seven Thousand and 00/100 Dollars ($7,000.00). The Security Deposit shall be held by the Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default. If Tenant shall fully and faithfully perform eve1y provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Tenant, or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, within thirty (30) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit.

2.4. Additional Rent Charges. Tenant shall include to each monthly rental installment provided in Section 2.1, as additional rent:

(a) The respective applicable Florida Sales Tax due; and

(b) Tenant’s proportional share of the property taxes, association dues and routine common area maintenance and operational costs of maintaining and operating the Common Areas that se1ve the Condominium Association. Said payment, hereinafter referred to as “Common Area Maintenance Payment,” shall begin at the base rate of ($5.13) per square foot of Tenant’s Leased Premises per year, payable at the rate of $1,047.33 per month. Landlords reserve the right to make annual adjustments as and if required to reflect actual costs. The term “Common Area Maintenance” used in this Lease Agreement includes, but is not limited to, routine cleaning and maintenance of the exterior of the Leased Premises to include periodic window cleaning; the cleaning, maintenance and sweeping of the parking lot and sidewalks; the care and maintenance of the landscaping and landscaped areas to include the retention pond areas; common area security lighting and other power charges, if any; water and sewer charges and assessments, if any; routine rubbish collection, and any other costs customarily considered as a common area maintenance expense and the property taxes for the Leased Premises. The Common Area Maintenance charges shall not include depreciation on any improvement; any capital expense or improvements; moving or relocation costs; legal or collection costs; remodeling costs; repairs or maintenance to the roof or stmctural components, real estate commissions and management fees; or executive salaries.

2.5. Taxes, Insurance, and Assessments. During the Term, Tenant shall be solely responsible for the payment of: (a) all real estate property taxes and assessments which shall accrue during the Term hereof and which shall be imposed by any governmental or public authority on, or become a lien in respect to the Leased Premises or any structure thereon or appurtenant thereto; (b) pro rata share of the Landlord’s fire and casualty insurance premiums that become due during the Term for coverage of the Leased Premises; and (c) all Condominium assessments issued for the Leased Premises that becomes due during the Term. The charges reflected herein above are included in the Common Area Maintenance Payments outlined in section 2.4 (b) above, subject to annual adjustment. Tenant shall be solely responsible for the payment of all Tenant’s general liability insurance premiums that become due during the Term of the Lease, all personal property taxes levied on any personal property located on the Leased Premises during the Term, and for all taxes, charges, license fees, or similar fees imposed by reason of the use of the Leased Premises by Tenant. Tenant shall have the right to pay any such tax, assessment or charge under protest and contest the validity or amount of such tax, assessment, or charge with the governmental authority which imposed it; provided, however, that Tenant may not undertake any such contest if it has not paid such tax, assessment, or charge. Upon Tenant’s contest, Landlord shall have no obligation to take part therein or to contribute toward the expenses thereof. In the event of either (a) the real estate property taxes and assessments which shall accrue during the Term hereof exceed $8,673.00 per year; (b) Landlord’s insurance premiums that become due during the Term for the Leased Premises and its building exceed $2,322.00 per year; or (c) the Condominium Assessment for the Leased Premises that becomes due during the Te1m exceed $2.57 per square foot for the Leased Premises, then, upon Landlord’s notice, Tenant shall be responsible to reimburse Landlord the difference of the prorate share of the costs actually incurred by Landlord.

2.6. Utilities. Tenants shall make all arrangements to connect and pay for all water, gas, heat, light, power, telephone and other utility services supplied to the Leased Premises together with any taxes thereon and for all connection charges. Tenant, at its sole expense, shall be liable for and shall timely pay any and all charges for the application, connection and use of any and all utilities, water, sewer, gas, electricity, telephone service and similar charges affecting the Leased Premises and all such services and utilities shall be in the name of Tenant only. Landlords shall not be required to furnish any services or facilities to, or to make any repairs to or replacements or alterations of the Leased Premises. Tenant hereby waives any and all claims of any kind, nature or description against Landlord, arising out of the failure of the Landlord from time to time to furnish any of the se1vices contemplated hereunder including, without limitation, air conditioning, heat, electricity, telephone and plumbing. As for water utility se1vices, Tenant shall be directly billed by the Condominium association for the water usage on the Leased Premises. The Landlord shall invoice the water bill to the Tenant monthly. The invoice needs to be paid separately.

2.7. If Tenant shall refuse, neglect, or otherwise fail or omit to make any of the payments herein required, then the Landlord may, at its option, but without being obligated to do so, pay the same and the amount or amounts of money so paid, including reasonable attorneys’ fees and expenses which may have been incurred together with interest on all such amounts at the highest lawful rate permitted under the laws of the State of Florida, shall be considered as rent immediately due and payable. The payment of such rent may be collected or enforced by Landlord in the same manner as though it were an installment of rent specifically required by the terms of this Lease to be paid by Tenant to Landlord.

ARTICLE III

REPAIR AND MAINTENANCE OF LEASED PREMISES

3.1 Except as othe1wise set forth herein, Tenant shall at its sole cost and expense keep and maintain the interior of the Leased Premises (non-structural only) in good condition and repair, normal wear and tear excepted, including, but not by way of limitation, necessa1y replacements of the interior painting, mechanical equipment, fire protection devices, doors, and floors.

3.2 Landlords shall not furnish any se1vices whatsoever to the Leased Premises for the non-structural maintenance of the interior of the Leased Premises. Tenant shall be solely responsible for all operating expenses necessa1y for the proper and efficient operation and non structural maintenance of the interior of the Leased Premises.

ARTICLE IV
HOLDING OVER

If Tenant should remain in possession of the Leased Premises after the te1mination or expiration of the Term, without the execution by Landlord and Tenant of a new lease, then Tenant shall be deemed to be occupying the Leased Premises as a tenant at sufferance, subject to all the covenants and obligations of this Lease and at a daily rental of twice the per day rent in effect immediately prior to such expiration or termination, computed on the basis of a thirty (30) day month, but such holding over shall not extend the Term set herein.

ARTICLE V

ALTERATIONS, ADDITIONS, IMPROVEMENTS

Tenant will make no alteration, change, improvements or addition to the Leased Premises without the prior written consent of Landlord. Landlord will not unreasonably withhold or delay its approval for such items after first reviewing the plans and specifications depicting the improvements. The Tenant may, without the written consent of the Landlord, but at the sole cost and expense of the Tenant and in a good and workmanlike manner, erect and alter shelves, movable partitions, and trade fixtures and equipment as the Tenant may deem advisable so long as such activity does not alter the basic character of the building or improvements, and in each case complying with all applicable governmental laws, ordinances, regulations and other applicable requirements. Tenant may remove its trade fixtures, office supplies, and moveable office furniture and equipment not attached to the Leased Premises provided such removal is made prior to the termination or expiration of the term, Tenant is not then in default in the timely performance of any obligation or covenant under this Lease, and Tenant promptly repairs all damage caused by such removal. All other property at the Leased Premises and any alteration or addition to the Leased Premises (including, but not limited to, wall-to-wall carpeting, d1ywall pa1titions, paneling or other wall covering) and any other a1ticle attached or affixed to the floor, wall or ceiling of the Leased Premises shall become the property of the Landlord and shall be surrendered with the Leased Premises as part thereof at the termination of this Lease, without payment or compensation therefore. If, however, Landlord so requests in writing, Tenant will prior to vacating the premises upon the termination or expiration of this Lease, remove any and all alterations, additions, fixtures, equipment and property placed or installed by it in the Leased Premises and will repair any damage caused by such removal.

ARTICLE VI
ASSIGNMENT AND SUBLETTING

6.1 Tenant shall not assign this Lease nor any rights hereunder, nor let or sublet all or any part of the Leased Premises, nor suffer or permit any person or entity to use any part of the Leased Premises, without first obtaining the express written consent of Landlord, which consent shall not be unreasonably withheld. Should Landlord consent to such assignment of the Lease, or to a sublease of all or any part of the Leased Premises, Tenant does hereby guarantee payment of all rent herein reserved until the expiration of the term hereof, sublessee, or assignees shall become directly liable to Landlord for all obligations of Tenant hereunder, and no failure of Landlord to promptly collect from any assignee or sublessee, or any extension of the time for payment of such rent, shall release or relieve Tenant from its guaranty or obligation of payment of such rent. Any assignment or sublet approved by Landlord shall not relieve Tenant of its obligations hereunder. Tenant shall reimburse Landlord for all of the reasonable and necessary legal, accounting and other direct costs incurred due to Tenant’s sublet or assignment. In determining whether or not to grant consent to the Tenant’s sublet or assignment request, Landlord may consider any reasonable factor. Landlord and Tenant agree that any one of the following factors, or any other reasonable factor, will be reasonable grounds upon which Landlord may approve or deny the Tenant’s request:

(a) Financial strength of the proposed subtenant/assignee must be at least equal to that of the existing Tenant at the time of the Lease commenced;

(b) Business reputation of the proposed subtenant/assignee must be in accordance with generally acceptable commercial standards;

(c) Use of the Leased Premises by the proposed subtenant/assignee will not violate or create any potential violation of any laws, covenants, or other agreements affecting the Leased Premises.

6.2 Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder, and in the Leased Premises referred to herein, and upon any such transfer or assignment, no further liability or obligation shall thereafter accrue against Landlord hereunder (except to the extent of any retained Landlord’s interest by Landlord upon any partial assignment of its interest in this Lease).

6.3 Should Tenant be a corporation, any transfer of this Lease by merger, consolidation or liquidation or any change in the ownership of or power to vote a majority of its outstanding voting stock shall constitute an assignment. Such an assignment shall require Landlord’s consent if by one or more sales or transfers, by operation of law or othe1wise or by creation of new stock, an aggregate of more than fifty percent (50%) of Tenant’s stock shall become vested in a party or parties who are not stockholders of Tenant as of the Commencement Date of this Lease. An assignment to a subsidia1y or parent corporation of the corporate Tenant shall not require Landlord’s consent, but Tenant shall remain liable for Tenant’s obligations hereunder. Should Tenant be a partnership, trust, or other association or entity having transferable ownership interests, any transfer of more than fifty percent (50%) of such ownership interests to a party or parties who are not holders of such ownership interest at the Commencement Date shall constitute an assignment hereunder which shall require Landlord’s consent.

ARTICLE VII
INSURANCE

7.1 At all times during the term of this Lease, Tenant shall purchase and maintain, at its sole cost and expense, the following insurance in the name of Landlord:

(a) Fire and Extended Coverage Casualty Insurance upon the Leased Premises in an amount equal to the full replacement value of the improvements on the Leased Premises. The value of the improvements will exclude the costs of foundation, underground piping and/or wiring, outside paving and landscaping. Such insurance shall include the “Inflation Guard Endorsement” or shall be adjusted annually to reflect the then current construction costs.

(b) Rent loss insurance on an “All Risk” basis in an amount equal to the annual rent plus the sum of the annual taxes on the rent and premiums on insurance required to be carried under this Section 7.1.

(c) Comprehensive General Liability Insurance covering both bodily injury liability and prope1ty damage liability with a combined single limit of $1,000,000.00 for each occurrence.

(d) Other insurance. Tenant shall provide and keep in force other insurance in amounts that may from time to time be reasonably required by Landlord against other insurable hazards as are commonly insured against for the type of business activity that Tenant will conduct.

7.2 The insurance to be maintained under this Article VII also will be subject to the requirements of any mortgagee, including, but not limited to, federal Flood Insurance. This insurance will be maintained with insurance companies licensed and qualified to do business in the State of Florida and having a general policy holders’ rating of A or A+ and a financial rating of Class X as established by A.M. Best Company of Oldwick, New Jersey or an equivalent rating assigned by a similar rating agency acceptable to Landlord, or othe1wise acceptable to Landlord.

7.3 To the extent that a loss is covered by insurance in force and recove1y is made for such loss, Landlord and Tenant hereby mutually release each other from liability and waive all right of recove1y against each other for any loss from perils insured against under their respective policies. Landlord and Tenant also agree to obtain a waiver of subrogation from their insurance carriers permitting this waiver.

7.4 The original of each such policy of insurance or certified duplicate thereof issued by the insurance or insuring organization shall be delivered by Tenant to Landlord prior to commencement of the Lease term and ten (10) days prior to the expiration or termination of any existing policy. Any mortgagee of Landlord shall be named as an additional insured under such insurance and such insurance shall be primary and noncontributing with any insurance carried by Landlord. The insurance policies shall contain endorsements requiring thirty (30) days written notice to Landlord prior to any cancellation or any reduction in amount of coverage. Tenant shall deliver to Landlord as a condition precedent to its maintaining occupancy of the Leased Premises (but not to its obligation to pay rent) a certificate evidencing each renewal of such insurance and shall maintain such insurance in effect throughout the term of this Lease. Tenant shall promptly notify Landlord of any accident or injury occurring on the Leased Premises.

ARTICLE VIII
HOLD HARMLESS

Except for loss, damage or claims arising from the Landlord’s negligent acts, omissions or breaches of this Lease, Landlord shall not be liable to Tenant for any injury or damage to any person or property in or about the Leased Premises from any cause whatsoever. Tenant shall indemnify and hold harmless the Landlord, its partners, shareholders, members, employees, officers, directors, agents, and their respective successors and assigns from and against any and all liability, claims, demands, damages, expenses, fees, fines, penalties, suits, proceedings, actions and costs of actions of any kind and nature, including attorneys’ fees, for injury or death to persons or damage to property or property rights (a) occurring in, on or about the Leased Premises or any part thereof, or (b) occurring in, on or about the Leased Premises or any part thereof, when any such injury or damage shall be caused or result in whole or in part by any act, negligence, or fault or omission of any duty by the Tenant, its agents, se1vants, employees, licensees or invitees, or by any person under the control or direction of Tenant, except to the extent arising or growing out of or connected with Landlord’s negligent acts, omissions or breaches of this Lease. Tenant will further indemnify and save harmless the Landlord for all liability, claims and other items above mentioned, arising or growing out of or connected with any breach, violation, non-performance or failure to abide by any covenant, condition, agreement or provisions contained in this Lease or in the Condominium Documents on the part of the Tenant to be kept, performed, complied with or abided by as an occupant of the Leased Premises, except to the extent arising or growing out of or connected with Landlord’s negligent acts, omissions or breaches of this Lease. If it becomes necessary for the Landlord to defend any action seeking to impose any such liability, the Tenant will pay the Landlord all costs of court and reasonable attorneys’ fees incurred by Landlord in such defense, in addition to any other sums which said Landlord may be called upon to pay by reason of the entty of a judgment or decree against the Landlord in the litigation in which such claim is asserted.

ARTICLE IX

DESTRUCTION OR DAMAGE BY FIRE OR OTHER CASUALTY

In the event of a fire or other casualty on the Leased Premises, Tenant shall promptly give notice thereof to Landlord. Within thirty (30) days from Tenant’s notice herein, Landlord shall notify Tenant whether the damage or destruction is such that in the reasonable opinion of Landlord it cannot be repaired with reasonable diligence within one hundred eighty (180) days from the date of such casualty. Within ten (10) days of Tenant’s receipt of Landlord’s opinion, either Landlord or Tenant may terminate this Lease by giving to the other written notice of such termination. Should this Lease be so terminated, then all rent owed up to the date of such casualty shall be paid by Tenant to Landlord and this Lease shall then terminate. In the event that neither Landlord nor Tenant so terminates this Lease, then Landlord shall repair said improvements with all reasonable speed and rent shall be proportionately abated with respect to any portion of the Leased Premises rendered unusable until such time as the Leased Premises is repaired.

If the damage or destruction is such that in the reasonable opinion of Landlord it can be repaired with reasonable diligence within thirty (30) days from the date of such casualty, then the rent hereby reserved shall abate from the date of such casualty until the damage has been repaired and Landlord shall repair the damage with all reasonable speed. Landlord shall provide his opinion in writing and to Tenant within thirty (30) days after said casualty. Notwithstanding the giving of such opinion by Landlord, Landlord shall not be liable to Tenant if Landlord shall not actually repair such damage within said thirty (30) day period if Landlord shall proceed diligently with such repair work.

If in the reasonable opinion of Landlord the damage can be repaired within one hundred eighty (180) days of the date of casualty and the damage is such that the Leased Premises is capable of being partially used by Tenant, then until such damage has been repaired the rent shall proportionately abate as to the portion of the Leased Premises rendered untenantable until such time as the Leased Premises is repaired. Landlord shall provide his opinion in writing and to Tenant within thirty (30) days after said casualty.

ARTICLE X
CONDEMNATION

If the Leased Premises or any part thereof shall be taken or condemned for any public purpose (or conveyed in lieu or in settlement thereof) to such an extent as to render the remainder of the Leased Premises, in the reasonable opinion of Landlord, not reasonably suitable for occupancy, this Lease shall, at the option of either party, forthwith cease and terminate, and all proceeds from any taking or condemnation of the Leased Premises shall belong to and be paid to Landlord. Tenant shall be entitled to maintain an independent claim against any condemning authority for damages suffered by Tenant. If this Lease is not so terminated, Landlord shall repair any damage resulting from such taking, to the extent and in the manner provided in Article IX and rental hereunder shall be abated proportionately to the extent the Leased Premises is rendered untenantable during the period of repair, and thereafter be adjusted on an equitable basis considering the areas of the Leased Premises taken and remaining.

ARTICLE XI
SIGNS

Tenant may erect signs on the Leased Premises with respect to the Tenant’s business. During the term of this Lease, Tenant shall have the right to maintain those signs or signs of equivalent size and quality in such locations as may be in compliance with local laws, ordinances, regulations, and Condominium Documents. Any additional signs or changes to existing signs shall require the written consent of Landlord.

ARTICLE XII
DEFAULT

12.l Each of the following shall be an “Event of Default”:

(a) Tenant shall fail to pay within ten (10) days after the date such payment is due any monthly installment of rent or any other charge or payment required of Tenant hereunder.

(b) Tenant shall violate or fail to perform any of the other conditions, covenants or agreements herein made by Tenant and such violation or failure shall continue for a period of fifteen (15) days after written notice thereof to Tenant from Landlord.

(c) Tenant shall make a general assignment for the benefit of its creditors or shall file a petition for bankruptcy or other reorganization, liquidation, dissolution or similar relief.

(d) A proceeding is filed against Tenant seeking any relief mentioned in (c) above.

(e) A trustee, receiver, or liquidator shall be appointed for Tenant or a substantial part of its property.

(f) Tenant shall vacate or abandon the Leased Premises (an absence of substantial activity by Tenant in the Leased Premises for more than thirty (30) consecutive days shall constitute such abandonment).

(g) Tenant shall mortgage, assign, or othe1wise encumber its leasehold interest except as othe1wise permitted hereunder.

12.2 If any such Event of Default occurs, Landlord may, without further notice, immediately or at any time thereafter do one or more of the following:

(a) Re-enter and repossess the Leased Premises and remove any property therein and store the same elsewhere at Tenant’s expense without relieving Tenant from any liability or obligation hereunder.

(b) Relet the Leased Premises or any part thereof for Tenant’s account, but without obligation to do so and without relieving Tenant from any liability or obligation hereunder. Any amount received by Landlord from reletting will apply first to all reasonable costs and expenses incurred by Landlord in reletting (including, without limitation, broker’s commissions, advertising expenses, cleaning and remodeling expenses).

(c) Bring an action then or thereafter against Tenant to recover the amount of any payment owing by Tenant to Landlord as the same is due, becomes due or accumulates.

(d) Terminate this Lease by giving Tenant written notice thereof, without relieving Tenant from any liability or obligation for payments theretofore becoming due or for present and prospective damages resulting from tenant’s default.

(e) Accelerate the entire amount of rent due under this Lease for the entire term of this Lease, which amount shall be immediately due and payable.

(f) Pursue any other remedy provided by law.

12.3 If Tenant fails to pay Landlord any amount that Tenant is obligated to pay, Tenant shall pay Landlord interest thereon at the rate of eighteen percent (18%) per annum on the amount of the delinquency or deficiency from the date due until the date paid. Landlord’s remedies set forth in this Lease are cumulative and not in limitation to any remedies given by law.

12.4 If, upon default by Tenant or termination of this Lease, Landlord shall enter or take possession of the Leased Premises, Landlord shall have the right but not the obligation to remove from the Leased Premises all personal property, fixtures, furnishings and other property located therein, and to store such property in any place selected by Landlord, including, but not limited to, a public warehouse, at the expense and risk of the owners thereof, with the right to sell such stored property, without notice to Tenant, after it has been stored for a period of thirty (30) days or more, or as othe1wise provided by law. The proceeds of such sale shall be applied first to the cost of such sale, second to the payment of the charges for storage, if any, and third to the payment of any other sums of money which may then be due from Tenant to Landlord under any of the terms hereof, the balance, if any, to be paid to Tenant.

12.5 If Tenant asserts that Landlord has failed to meet its obligations under this Lease, Tenant shall give written notice to Landlord specifying the alleged failure to perform. If Landlord has not begun and pursued with reasonable diligence the cure of any failure of the Landlord to meet its obligations under this Lease within thirty (30) days of receipt of the notice, then Landlord shall be in default. In no event shall Tenant have the right to terminate or rescind this Lease as a result of Landlord’s default as to any covenant or agreement contained herein. Tenant hereby waives such remedy of termination and rescission and hereby agrees that Tenant’s remedy for default hereunder by Landlord shall be limited to a suit for damages or for an injunction or both. Landlord’s liability for a default by Landlord under this Lease shall, in all events, be limited to its interest in the Leased Premises.

ARTICLE XIII
SUBORDINATION, ATTORNMENT, AND NON-DISTURBANCE

This Lease and all rights of the Tenant hereunder are subject and subordinate to any mortgage or other security instrument which does now or hereafter encumber the Leased Premises or any interest of Landlord therein and to any and all advances made on the security thereof, and to any and all increased, renewals, modifications, consolidations, and extension of any such mortgage or security instrument. No further writing from Tenant shall be necessa1y to evidence such subordination, however, within fifteen (15) days after written request from Landlord, Tenant agrees to execute any instrument which may be deemed necessa1y or desirable by Landlord to further effect the subordination of this Lease to any mortgage. Should Tenant fail to respond to such request, Tenant hereby irrevocably appoints Landlord as attorney-in-fact of Tenant at any time for Tenant, and in Tenant’s name, to execute proper subordination agreements to this effect. If the interest of Landlord in the Leased Premises is transferred to any person or entity by reason of foreclosure or other proceedings for enforcement of any mortgage or security interest or by delive1y of a deed in lieu of foreclosure or other proceedings, Tenant shall immediately and automatically attorn to such person or entity.

In the event of such transfer, this Lease and Tenant’s rights hereunder shall continue undisturbed so long as Tenant is not in default.

ARTICLE XIV
ACCESS BY LANDLORD

Tenant shall permit Landlord or its agents or representatives to enter into and upon any part of the Leased Premises at all reasonable hours to inspect same; to clean; to make repairs, alterations or additions thereto, as Landlord may deem necessary or desirable, or for any other purpose deemed reasonable by Landlord. Landlords shall use reasonable efforts to minimize any interference with Tenant’s normal business operations.

ARTICLE XV
ESTOPPEL

Within three (3) days after request therefore by Landlord, its agents, successors or assigns, Tenant shall deliver, in recordable form, a certificate to any proposed mortgagee or purchaser or to Landlord, together with a true and correct copy of this Lease, ce1tifying (if such be the case) the following:

(a) That this Lease is in full force and effect without modification or, if modified, confirming the terms of such modification.

(b) The amount of rent currently being paid and the amount, if any, of prepaid rent and security deposit paid by Tenant to Landlord.

(c) That Landlord has performed all of its obligations due to be performed under this Lease and that there are no defenses, counterclaims, deductions, offsets outstanding or other excuses for Tenant’s performance under this Lease.

(d) That Tenant is occupying the Leased Premises and has accepted same.

(e) Any other fact reasonably requested by Landlord or such proposed mortgagee or purchaser.

Tenant’s failure to timely deliver the above-described certificate shall be conclusive upon Tenant that the above statements are true, that no more than one month’s rent has been paid in advance and that the amount of the security deposit held by Landlord is as represented by Landlord.

ARTICLE XVI
QUIET ENJOYMENT

Landlord covenants that so long as Tenant pays the rent reserved in this Lease and performs its agreements hereunder, Tenant shall have the right to quietly enjoy and use the Leased Premises for the term hereof, subject only to the provisions of this Lease.

ARTICLE XVII
TENANT FORBIDDEN TO ENCUMBER LANDLORD’S INTEREST

It is expressly agreed and understood between the parties hereto that nothing in this Lease shall ever be construed as empowering the Tenant to encumber or cause to be encumbered the title or interest of Landlord in the Leased Premises in any manner whatsoever. In the event that regardless of this prohibition any person, furnishing or claiming to have furnished labor or materials at the request of the Tenant or of any person claiming by, through or under the Tenant shall file a lien against Landlord’s interest therein, Tenant, within thirty (30) days after being notified thereof, shall cause said lien to be satisfied of record or the Leased Premises released therefrom by the posting of a bond or other security as prescribed by law, or shall cause same to be discharged as a lien against Landlord’s interest in the Leased Premises by an order of a court having jurisdiction to discharge such lien. Accordingly, the parties shall execute a memorandum of lease of even date herewith to be recorded in the public record in the county where the Leased Premises is located.

ARTICLE XVIII

APPLICABLE LAW, VENUE, AND WAIVER OFWRY TRIAL

This Lease is entered into in the State of Florida and shall be governed by the applicable law of said state. Venue for any and all actions or proceedings which arise from this Lease shall be Osceola County, Florida. The parties hereto hereby waive trial by jury with respect to any and all proceedings maintained regarding this Lease.

ARTICLE XIX

RECOVERY OF LITIGATION EXPENSE

In the event either party requires the services of an attorney in connection with enforcing the terms of this Lease or in the event suit is brought for the recove1y of any rents due under this Lease or for the breach of any covenant or condition of this Lease or for the restitution of the Leased Premises to Landlord and/or eviction of Tenant, the party prevailing in such legal action shall be entitled to an award of all legal costs and expenses, including a reasonable sum for attorneys’ fees and costs incurred by Landlord (including appellate and bankruptcy proceedings) enforcing the terms of this Lease when such enforcement is settled by the parties without entity of a final judgment.

ARTICLE XX
NOTICES

All notices required by the law and this Lease to be given by one party to the other shall be in writing, and the same shall be served by Certified Mail, Return Receipt Requested, in postage prepaid envelopes addressed to the following addresses or such other addresses as may be by one party to the other designated in writing:

As to Landlord: Horeb Legacy Investments LLC

Attn.: Anderson Correa

As to Tenant: La Rosa Realty Kissimmee

Attn.: Maria L. Correa

Such notice shall be deemed to be received within forty-eight (48) hours from the time of mailing, if mailed as provided for in this paragraph.

ARTICLEXXI
WAIVER

No assent or consent to changes in or waiver of any part of this Lease shall be deemed or taken as made, unless the same be done in writing and attached hereto and endorsed by Landlord. No covenant or term of this Lease stipulated in favor of Landlord shall be waived except by express written consent of Landlord, whose forbearance or indulgence in any regard whatsoever shall not constitute a waiver of the covenant, term or condition to be performed by Tenant. Until complete performance by the Tenant of said covenant, term or condition, the Landlord shall be entitled to invoke any remedy available under this Lease or by law despite such forbearance or indulgence.

ARTICLE XXII
RADON GAS

Radon is a naturally occurring radioactive gas which, when accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

ARTICLE XXIII
HAZARDOUS WASTE

23.1 Hazardous Substances. The term “Hazardous Substances,” as used in this lease, shall include without limitation, flammables, explosives, radioactive materials, asbestos, polychlorinated biphenyls (PCBs), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, to the extent such substances are declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority.

23.2 Tenant’s Restrictions. Tenant shall not cause or permit to occur:

(a) Any violation of any federal, state or local law, ordinance, or regulation now or hereafter enacted, related to environmental conditions on, under or about the Leased Premises, arising from Tenant’s use or occupancy of the Leased Premises, including but not limited to, soil and ground water conditions; or

(b) The use, generation, release, manufacture, refining, production, processing, storage, or disposal of any Hazardous Substances on, under, or about the Leased Premises or the transportation to or from the Leased Premises of any Hazardous Substances, except as may be permitted by applicable law and regulation.

23.3 Environmental Clean-Up.

(a) Tenant shall, at Tenant’s own expense, comply with all laws regulating the use, generation, storage, transportation, or disposal of Hazardous Substances (“Laws”) arising as a result of Tenant’s use of the Leased Premises.

(b) During Tenant’s occupancy, Tenant shall, at Tenant’s own expense, make all submissions to provide all information required by, and comply with all requirements of all governmental authorities (the “Authorities”) under the Laws.

(c) Should any Authority demand that a clean-up plan be prepared and that a clean-up be undertaken because of any deposit, spill, discharge, or other release of Hazardous Substances that occurs during the term of this Lease, at or from the Leased Premises which arises at any time from Tenant’s use or occupancy of the Leased Premises, then Tenant shall, at Tenant’s own expense, prepare and submit the required plans and all related bonds and other financial assurances; and Tenant shall cany out all such clean-up plans.

(d) Tenant shall promptly provide all information regarding the use, generation, storage, transportation, or disposal of Hazardous Substances that is reasonably requested by Landlord. If Tenant fails to fulfill any duty imposed under this Section within a reasonable time after notice, Landlord may do so; and in such case, Tenant shall cooperate with Landlord in order to prepare all documents Landlord deems necessa1y or appropriate to determine the applicability of the Laws to the Leased Premises and Tenant’s use thereof, and for compliance therewith, and Tenant shall execute all documents promptly upon Landlord’s request. No such action by Landlord and no attempt made by Landlord to mitigate damages under any Law shall constitute a waiver of any of Tenant’s obligations under this Section.

(e) Tenant's obligations and liabilities under this Section shall survive the expiration of this Lease.

(f) As of the date of this Lease, Landlord has not received written notice from any Authorities and does not othe1wise have knowledge that the Leased Premises contains Hazardous Substances or of any other violation of Laws with respect to the Leased Premises.

23.4 Tenant’s Indemnity.

(a) Tenant shall indemnify, defend, and hold harmless Landlord from all fines, suits, procedures, claims, and actions of every kind, and all costs associated therewith (including attorneys’ fees) arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Substances that occurs during the term of this Lease at or from the Leased Premises that are caused by the Tenant’s use of the Leased Premises and did not exist as of the date of this Lease, or which arises at any time during the term of this Lease as a result of Tenant’s use or occupancy of the Leased Premises, or from Tenant’s failure to provide all information, make all submissions, and take all steps required by the Authorities under the Laws and all other environmental laws with respect to same.

(b) Tenant’s obligations and liabilities under this Section shall survive the expiration of this Lease.

ARTICLE XXIV

MISCELLANEOUS

24.1 No Smoking. Tenant acknowledges that smoking is NOT permitted on the Leased Premises. Tenant agrees that smoke related damages should in no way be considered ordinary wear and tear. Smoking is only permitted outside the Leased Premises. If the Leased Premises is damaged in any way due to smoke, Tenant agrees that it shall be fully responsible for eradication of smoke-related odors and/or repair of damage due to smoke.

24.2. No pets. Tenant shall not keep any animal or pet in or around the Leased Premises or allow any pet to enter the Leased Premises without Landlord’s prior written approval. If a pet of any kind is found in the Leased Premises without written permission, either temporarily or permanently, Tenant will be in breach of this agreement and security deposit will be forfeiture.

24.3. Time. Time is of the essence of this Lease and of each and eve1y provision hereof.

24.4. Captions: Constrnction: Gender. The captions, headings and titles in this Lease are solely for convenience of reference and shall not affect any interpretation hereof. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation, or other provision of this Lease on Tenant's part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease, and time shall be of the essence with respect thereto. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

24.5. Brokers. Landlord and Tenant each represent to one another that each has had no dealings with any brokers or finders in connection with this Lease and each party hereby indemnifies and holds the other harmless from any and all liabilities, costs, damages, claims and/or expenses (including, without limitation, reasonable attorney’s fees and costs through all levels) arising from its breach of the representation made pursuant to this Section.

24.6. No Recordation. Neither this Lease, nor any memorandum hereof, shall be recorded by Tenant in the Public Records of Osceola County, Florida or in any other place. Any attempted recordation by Tenant shall render this Lease null and void and entitle Landlord to the remedies provided for by Tenant’s default.

24,7 Counterparts: Facsimile Signature. This Lease may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. A facsimile of a signature to this Lease shall be deemed an original signature.

ARTICLE XXIV

ENTIRE AGREEMENT, BINDING EFFECT, AND SEVERABILITY

This Lease and any written addenda and all exhibits hereto (which are expressly incorporated herein by this reference) shall constitute the entire agreement between Landlord and Tenant; no prior written or prior or contemporaneous oral promises or representations shall be binding. This Lease shall not be amended, changed or extended except by written instrument signed by both parties hereto. Except for the amount and terms of payment of rent due hereunder, Tenant agrees to approve and accept reasonable revisions to the terms and conditions of this Lease required by any lender providing financing for the development of the Leased Premises or other property of Landlord adjacent thereto, provided that no changes will be made which materially diminish Tenant’s rights or increase Tenant’s obligations hereunder. The provisions of this Lease shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the parties, but this provision shall in no way alter the restrictions on assignment and subletting applicable to Tenant hereunder. Time is of the essence in the performance of the obligations of the parties hereto. If any provision of this Lease or the application thereof to any person or circumstance shall at any time or to any extent be held invalid or unenforceable, and the basis of the bargain between the parties hereto is not destroyed or rendered ineffective thereby, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affect thereby.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the parties have executed this Lease the day and year first above written.

LANDLORD: Horeb Legacy Investments LLC

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TENANT: La Rosa Realty Kissimmee

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